As filed with the Securities and Exchange Commission on November 4, 2005.
                             Subject to Amendment.
                                                   Registration Nos. 333-128550
                                                                  333-128550-01
                                                                  333-128550-02
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                              AMENDMENT NO. 1 TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------

   Gulf Power Company                                 Florida                                    59-0276810
Gulf Power Capital Trust V                           Delaware                                    58-6380849
Gulf Power Capital Trust                             Delaware                                    11-6583955
           VI              (State or other jurisdiction of incorporation or organization)     (I.R.S. Employer
(Exact name of registrant                                                                    Identification No.)
   as specified in its
        Charter)

                             500 Bayfront Parkway
                           Pensacola, Florida 32520
                                (850) 444-6111
  (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                               -----------------
                               SUSAN D. RITENOUR
                            Secretary and Treasurer
                              Gulf Power Company
                               One Energy Place
                           Pensacola, Florida 32520
                                (850) 444-6111
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                               -----------------
 The Commission is requested to mail signed copies of all orders, notices and communications to:
                 THOMAS A. FANNING           MELISSA K. CAEN
             Executive Vice President,    TROUTMAN SANDERS LLP
                   Treasurer and        600 Peachtree Street, N.E.
              Chief Financial Officer          Suite 5200
               THE SOUTHERN COMPANY         Atlanta, Georgia
             270 Peachtree Street, N.W.        30308-2216
              Atlanta, Georgia 30303
                               -----------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               -----------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                              Amount     Proposed Maximum   Proposed Maximum
                         Title of Each Class of                                to be      Offering Price   Aggregate Offering
                       Securities to be Registered                         Registered(1) Per Unit(1)(2)(3)   Price(1)(2)(3)
------------------------------------------------------------------------------------------------------------------------------
Gulf Power Company Class A Preferred Stock................................
------------------------------------------------------------------------------------------------------------------------------
Gulf Power Company Preference Stock.......................................
------------------------------------------------------------------------------------------------------------------------------
Depositary Preference Shares, each representing a fraction of a share of
 Preference Stock.........................................................
------------------------------------------------------------------------------------------------------------------------------
Gulf Power Capital Trust V Preferred Securities...........................
------------------------------------------------------------------------------------------------------------------------------
Gulf Power Capital Trust VI Preferred Securities..........................
------------------------------------------------------------------------------------------------------------------------------
Gulf Power Company Senior Notes...........................................
------------------------------------------------------------------------------------------------------------------------------
Gulf Power Company Junior Subordinated Notes..............................
------------------------------------------------------------------------------------------------------------------------------
Gulf Power Company Guarantees with respect to Preferred Securities of Gulf
 Power Capital Trust V and Gulf Power Capital Trust VI(4)(5)..............
------------------------------------------------------------------------------------------------------------------------------
Total.....................................................................  $75,000,000         100%          $75,000,000

                                                                            Amount of
                         Title of Each Class of                            Registration
                       Securities to be Registered                            Fee(1)
---------------------------------------------------------------------------------------
Gulf Power Company Class A Preferred Stock................................
---------------------------------------------------------------------------------------
Gulf Power Company Preference Stock.......................................
---------------------------------------------------------------------------------------
Depositary Preference Shares, each representing a fraction of a share of
 Preference Stock.........................................................
---------------------------------------------------------------------------------------
Gulf Power Capital Trust V Preferred Securities...........................
---------------------------------------------------------------------------------------
Gulf Power Capital Trust VI Preferred Securities..........................
---------------------------------------------------------------------------------------
Gulf Power Company Senior Notes...........................................
---------------------------------------------------------------------------------------
Gulf Power Company Junior Subordinated Notes..............................
---------------------------------------------------------------------------------------
Gulf Power Company Guarantees with respect to Preferred Securities of Gulf
 Power Capital Trust V and Gulf Power Capital Trust VI(4)(5)..............
---------------------------------------------------------------------------------------
Total.....................................................................    $8,828(6)

================================================================================
(1)There are being registered hereunder such presently indeterminate number of Preferred Securities of Gulf Power Capital Trust V and Gulf Power Capital Trust VI, such presently indeterminate number of shares of Preference Stock, Depositary Preference Shares and Class A Preferred Stock of Gulf Power Company and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of Gulf Power Company with an aggregate initial offering price not to exceed $75,000,000. Junior Subordinated Notes also may be issued to Gulf Power Capital Trust V or Gulf Power Capital Trust VI and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest, dividends and distributions, if any.
(4) No separate consideration will be received for the Gulf Power Company Guarantees. Pursuant to Rule 457(n) no separate fee is payable in respect of the Gulf Power Company Guarantees.
(5)Includes the obligations of Gulf Power Company under the respective Trust Agreements, the Subordinated Note Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include the Company's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Preferred Securities or other similar interests), all as described in this registration statement.
(6)Previously paid.
                               -----------------
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
  The within Prospectus contains the information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to the $65,000,000 of securities remaining unsold under Registration Statement No. 333-118060.
================================================================================

Information contained in this prospectus supplement is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
                            DATED NOVEMBER 4, 2005
PROSPECTUS SUPPLEMENT
(To Prospectus dated November   , 2005)

[LOGO]
GULF
  POWER
A SOUTHERN COMPANY

                                550,000 Shares

                             % Series Preference Stock

                   Non-Cumulative, Par Value $100 Per Share

                             ---------------------

   This is a public offering by Gulf Power Company of 550,000 shares of    %
Series Preference Stock, Non-Cumulative, Par Value $100 Per Share.

   On or after November   , 2010, Gulf Power Company may redeem shares of the
new Preference Stock, in whole or in part, at a redemption price equal to $100 per share plus accrued and unpaid dividends, if any.

   When, as and if declared by Gulf Power Company, dividends on the new Stock will be payable quarterly on January 1, April 1, July 1 and October 1 of each year, beginning January 1, 2006. Dividends on the new Preference Stock are not cumulative and, accordingly, if Gulf Power Company does not declare a dividend or declares less than a full dividend on the new Preference Stock for a quarterly dividend period, holders of the new Preference Stock will have no right to receive a dividend or the full dividend, as the case may be, for that period, and Gulf Power Company will have no obligation to pay a dividend for that period, whether or not Gulf Power Company pays dividends in full or has sufficient funds to pay dividends in the future.

   The new Preference Stock will rank junior to Gulf Power's preferred stock and Class A preferred stock and senior to Gulf Power's common stock. The new Preference Stock will not have any voting rights, except as set forth under "Certain Terms of the New Preference Stock--Voting Rights."

   See "RISK FACTORS" beginning on page S-3 of this Prospectus Supplement for a description of certain risks associated with investing in the new Preference Stock.

                          Public                  Proceeds to
                         Offering Underwriting Gulf Power Company
                         Price(1)   Discount    Before Expenses
                         -------- ------------ ------------------
               Per Share    $          $               $

               Total....    $          $               $

--------
(1) Plus accrued dividends, if any, from the date of original issuance.

   The new Preference Stock should be delivered in book-entry form through The
Depository Trust Company on or about November   , 2005.

                             ---------------------

   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

                             ---------------------

                                LEHMAN BROTHERS

November   , 2005

   In making your investment decision, you should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it.

   We are offering to sell the new Preference Stock only in places where sales are permitted.

   You should not assume that the information contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, including information incorporated by reference, is accurate as of any date other than its respective date.

                             ---------------------

                               TABLE OF CONTENTS

                           Prospectus Supplement           Page
                           ---------------------           ----
                 Risk Factors.............................  S-3
                 The Company..............................  S-3
                 Selected Financial Information...........  S-3
                 Use of Proceeds..........................  S-4
                 Certain Terms of the New Preference Stock  S-5
                 Underwriting............................. S-10
                 Experts.................................. S-11

                                Prospectus                  Page
                                ----------                  ----
               About this Prospectus.......................   2
               Risk Factors................................   2
               Available Information.......................   2
               Incorporation of Certain Documents by
                 Reference.................................   3
               Gulf Power Company..........................   3
               Selected Information........................   4
               Recent Developments.........................   5
               The Trusts..................................   5
               Accounting Treatment of the Trusts..........   5
               Use of Proceeds.............................   6
               Description of the Class A Preferred Stock..   6
               Description of the Preference Stock.........   8
               Description of the Depositary Shares........   9
               Description of the Senior Notes.............  12
               Description of the Junior Subordinated
                 Notes.....................................  16
               Description of the Preferred Securities.....  22
               Description of the Guarantees...............  22
               Relationship Among the Preferred Securities,
                 the Junior Subordinated Notes and the
                 Guarantees................................  24
               Plan of Distribution........................  26
               Legal Matters...............................  27
               Experts.....................................  27


                                      S-2

                                 RISK FACTORS

   Investing in the new Preference Stock involves risk. Please see the risk factors in Gulf Power Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, along with disclosure related to the risk factors contained in Gulf Power Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, which are all incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The risks and uncertainties not presently known to Gulf Power Company or that Gulf Power Company currently deems immaterial may also impair its business operations, its financial results and the value of the new Preference Stock.

                                  THE COMPANY

   Gulf Power Company (the "Company") is a corporation originally organized under the laws of the State of Maine on November 2, 1925, and admitted to do business in Florida on January 15, 1926, in Mississippi on October 25, 1976 and in Georgia on November 20, 1984. The Company is domesticated in the State of Florida effective November 2, 2005. The mailing address of the Company's principal executive offices is One Energy Place, Pensacola, Florida 32520-0786, and the telephone number is (850) 444-6111. The Company is a wholly owned subsidiary of The Southern Company ("Southern").

   The Company is a regulated public utility engaged in the generation, transmission, distribution and sale of electric energy within an approximately 7,400 square mile service area within the northwestern portion of the State of Florida.

                        SELECTED FINANCIAL INFORMATION

   The following selected financial information for the years ended December 31, 2000 through December 31, 2004 has been derived from the Company's audited financial statements and related notes and the unaudited selected financial data, incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The following selected financial information for the nine months ended September 30, 2005 has been derived from the Company's unaudited financial statements and related notes, incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The information set forth below is qualified in its entirety by reference to and, therefore, should be read together with management's discussion and analysis of results of operations and financial condition, the financial statements and related notes and other financial information incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

                                                                                      Nine Months
                                                  Year Ended December 31,                Ended
                                        -------------------------------------------- September 30,
                                          2000     2001     2002     2003     2004      2005(1)
                                        -------- -------- -------- -------- -------- -------------
                                                 (Thousands, except ratios)
Operating Revenues..................... $714,319 $725,203 $820,467 $877,697 $960,131   $819,974
Earnings Before Income Taxes...........   82,607   89,716  104,397  110,104  108,135    116,364
Net Income after Dividends on Preferred
  Stock................................   51,843   58,307   67,036   69,010   68,223     73,301
Ratio of Earnings to Fixed Charges(2)..     3.38     3.64     3.52     3.86     3.93       4.85
Ratio of Earnings to Fixed Charges Plus
  Preferred Dividend Requirements (Pre-
  Income Tax Basis)(3).................     3.34     3.60     3.50     3.83     3.90       4.81

                                      S-3

                                                       Capitalization
                                                  As of September 30, 2005
                                              ------------------------------------------
                                                Actual            As Adjusted(4)
                                                ----------    --------------------------
                                              (Thousands, except percentages) (unaudited)
 Common Stock Equity......................... $  615,422      $  615,512          46.9%
 Non-Cumulative Preference Stock.............         --          55,000           4.2
 Cumulative Preferred Stock..................      4,098              --            --
 Senior Notes................................    395,000         395,000          30.1
 Long-Term Debt Payable to Affiliated Trusts.     72,166          72,166           5.5
 Other Long-Term Debt........................    174,278         174,278          13.3
                                                ----------      ----------       -----
 Total, excluding amounts due within one year $1,260,964      $1,311,956         100.0%
                                                ==========      ==========       =====

--------
(1) Due to the seasonal variations in the demand for energy, operating results for the nine months ended September 30, 2005 do not necessarily indicate operating results for the entire year.

(2) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Earnings Before Income Taxes" "Interest expense, net of amounts capitalized," "Interest expense to affiliate trusts," "Distributions on mandatorily redeemable preferred securities" and the debt portion of allowance for funds used during construction, and (ii) "Fixed Charges" consist of "Interest expense, net of amounts capitalized," "Interest expense to affiliate trusts," "Distributions on mandatorily redeemable preferred securities" and the debt portion of allowance for funds used during construction.

(3) In computing this ratio, "Preferred Dividend Requirements" represent the before tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

(4) Reflects (i) an increase in capital of $90,000 in October 2005 related to proposed contributions from Southern (ii) the redemption in October 2005 of 12,503 shares ($1,250,300 aggregate par value) of the Company's 4.64% Series Preferred Stock (Par Value $100 Per Share); (iii) the redemption in October 2005 of 13,574 shares ($1,357,400 aggregate par value) of the Company's 5.16% Series Preferred Stock (Par Value $100 Per Share); (iv) the redemption in October 2005 of 16,284 shares ($1,628,400 aggregate par value) of the Company's 5.44% Series Preferred Stock (Par Value $100 Per Share); and (v) the proposed issuance of the new Preference Stock offered hereby.

                                USE OF PROCEEDS

   The proceeds from the sale of the new Preference Stock will be used by the Company for general corporate purposes, including the Company's continuous construction program.

                                      S-4

                   CERTAIN TERMS OF THE NEW PREFERENCE STOCK

   The following is a summary of the terms of the [    %] Series Preference
Stock, Non-Cumulative, Par Value $100 Per Share (the "new Preference Stock"). This summary is not complete and should be read together with the general terms and provisions of the Preference Stock in the accompanying Prospectus under the caption "Description of the Preference Stock." To the extent this summary is inconsistent with information in the accompanying Prospectus, this summary controls.

Dividends

   Dividends on the new Preference Stock will be payable, when, as and if declared by the Company's Board of Directors out of funds legally available, at
a rate per annum equal to [    %].

   Dividends on the new Preference Stock are payable on January 1, April 1, July 1 and October 1 each year, commencing January 1, 2006, when, as and if declared by the Board of Directors of the Company, or, if any such date is not a business day, on the next business day.

   Dividends on the new Preference Stock are not cumulative and, accordingly, if the Board of Directors of the Company does not declare a dividend or declares less than a full dividend on the new Preference Stock for a quarterly dividend period, holders of the new Preference Stock will have no right to receive a dividend or the full dividend, as the case may be, for that period, and the Company will have no obligation to pay a dividend for that period, whether or not the Company pays dividends in full or has sufficient funds to pay dividends in the future.

Ranking

   The new Preference Stock will rank junior to the Company's preferred stock (the "Preferred Stock") and Class A preferred stock (the "Class A Preferred Stock") with respect to payment of dividends and distribution of assets upon the Company's liquidation, dissolution or winding up. As of the date of this Prospectus Supplement, the Company has no outstanding shares of Preferred Stock or Class A Preferred Stock.

   The new Preference Stock will rank senior to the Company's common stock and to any other equity securities that the Company may issue in the future that by their terms rank junior to the new Preference Stock with respect to the payment of dividends and distribution of assets upon the Company's liquidation, dissolution or winding up.

   The new Preference Stock will rank equally with any other shares of Preference Stock and with any of the Company's other equity securities that the Company may issue in the future, the terms of which provide that such shares or securities will rank equally with respect to payment of dividends and distribution of assets upon the Company's liquidation, dissolution or winding up.

Redemption

   The Company shall have the right to redeem the new Preference Stock, in
whole or in part, without premium, from time to time, on or after November   ,
2010, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to $100.00 per share plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date to but excluding the redemption date (without accumulation of accrued and unpaid dividends for prior dividend periods). For any shares of new Preference Stock to be redeemed, dividends will cease to accrue and all rights of holders of such shares, except the right to receive the redemption price, will cease as of the redemption date.

   So long as any shares of the Preferred Stock or the Class A Preferred Stock are outstanding, the Company may not redeem, purchase or otherwise retire shares of the new Preference Stock, unless: (1) full dividends on all shares of cumulative Preferred Stock and cumulative Class A Preferred Stock for all past dividend periods have

                                      S-5

been paid or declared and a sum sufficient for the payment thereof has been set apart and full dividends on such Preferred Stock and Class A Preferred Stock for the then current dividend period have been or concurrently are declared; and (2) full dividends for the then current dividend period on all shares of non-cumulative Preferred Stock and non-cumulative Class A Preferred Stock have been or are contemporaneously are paid or declared and a sum sufficient for the payment thereof is set aside.

   No sinking fund will be provided for the purchase or redemption of the new Preference Stock.

   It is the Company's intention to redeem shares of the new Preference Stock only from proceeds from the issuance of new capital offerings whose equity treatment is equal to, or greater than, the shares of new Preference Stock being redeemed.

Liquidation Rights

   Upon voluntary or involuntary liquidation of the Company, the holders of the new Preference Stock, without any preference over the holders of any other series of Preference Stock, out of the Company's assets available for distribution to the holders of the Preference Stock following the satisfaction of all claims ranking senior to the Preference Stock, including the claims of the holders of any outstanding shares of the Preferred Stock or the Class A Preferred Stock, shall be entitled to receive $100.00 per share, plus accrued and unpaid dividends (whether or not declared) for the then current quarterly dividend period, accrued to but excluding that date of such liquidation payment, but without accumulation of unpaid dividends on the new Preference Stock for any prior dividend periods, before any distribution of assets may be made to the holders of the Company's common stock. Available assets, if insufficient to pay the amounts payable on all outstanding series of Preference Stock, are to be distributed pro rata to the payment, first of the amount per share payable on each outstanding series of Preference Stock, second of accrued dividends, if any, with respect to each series of Preference Stock, and third of any premium.

Transfer Agent, Registrar and Paying Agent

   Southern Company Services, Inc. will be the transfer agent, registrar and paying agent for the new Preference Stock.

Voting Rights

   Except as hereinafter set forth or when some mandatory provision of law is controlling, the holders of the new Preference Stock will have no voting power.

   The holders of shares of the new Preference Stock are not entitled to vote generally in the election of directors. However, the Board of Directors and the holders of a majority of the outstanding shares of the Company's common stock may amend the Company's Amended and Restated Articles of Incorporation to provide that the holders of the new Preference Stock will be entitled to vote in the election of directors, with each outstanding share of the new Preference Stock to be entitled to one-tenth of a vote. Each outstanding share of the common stock is entitled to one vote in the election of directors, each outstanding share of the Preferred Stock is entitled to one vote in the election of directors, and each outstanding share of the Class A Preferred Stock is entitled to one-fourth vote in the election of directors.

   In the event that any six quarterly dividends (whether or not consecutive and whether or not earned and declared) have not been paid in full on the new Preference Stock, the holders of such new Preference Stock will have the right, voting together as a single class with holders of shares of any one or more other series of Preference Stock, Preferred Stock and Class A Preferred Stock upon which like voting rights are then exercisable, at the next meeting of stockholders called for the election of directors, to elect two members of the Board of Directors of the Company and the size of the Company's Board of Directors will be increased

                                      S-6

accordingly to effect such election. The rights of such holders of new Preference Stock to elect (voting together as a single class with the holders of shares of any one or more other series of Preference Stock, Preferred Stock and Class A Preferred Stock upon which like voting rights are then exercisable) two members of the Board of Directors of the Company will continue until such time as full dividends on such new Preference Stock have been paid or declared and set apart regularly for at least one year (i.e., four consecutive full quarterly dividend periods), at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay dividends of the character described above. Upon any termination of the right of the holders of shares of Preference Stock, Preferred Stock and Class A Preferred Stock to vote together as a single class to elect two directors, the term of office of the two directors then in office elected by such holders voting as a single class will terminate immediately.

   In addition, the affirmative vote of at least a majority of the voting power of the outstanding shares of all series of Preference Stock will be required for:

  . the increase of the authorized shares of Preferred Stock or Class A Preferred Stock or the authorization or creation of any other class of stock preferred as to dividends or assets over the Preference Stock; or

  . any change of the rights and preferences of the then outstanding Preference Stock in any manner so as to affect adversely the holders thereof, provided, however, that if any change would affect adversely the holders of only one or more series of the Preference Stock, but not other series of the Preference Stock, only the vote of the holders of at least a majority of the voting power of the outstanding shares of the series so affected shall be required.

   The Company may create and issue new series of Preference Stock, Preferred Stock or Class A Preferred Stock without the consent of the holders of the new Preference Stock.

Sinking Fund

   The holders of the new Preference Stock will not be entitled to the benefit of a sinking fund or purchase fund.

Book-Entry Only Issuance--The Depository Trust Company

   The Depository Trust Company ("DTC") will act as the initial securities depository for the new Preference Stock. The new Preference Stock will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global new Preference Stock certificates will be issued, representing in the aggregate the total par amount of new Preference Stock, and will be deposited with Southern Company Services, Inc. on behalf of DTC.

   DTC, the world's largest depository, is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"). DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities

                                      S-7

Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable to its Direct and Indirect Participants are on file with the Securities and Exchange Commission. More information about DTC can be found it www.dtcc.com and www.dtc.org.

   Purchases of new Preference Stock under the DTC system must be made by or through Direct Participants, which will receive a credit for the new Preference Stock on DTC's records. The ownership interest of each actual purchaser of new Preference Stock ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the new Preference Stock are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in new Preference Stock, except in the event that use of the book-entry system for the new Preference Stock is discontinued.

   To facilitate subsequent transfers, all new Preference Stock deposited by Direct Participants with DTC is registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of new Preference Stock with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the new Preference Stock; DTC's records reflect only the identity of the Direct Participants to whose accounts such new Preference Stock is credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Redemption notices shall be sent to DTC. If less than all of the shares of new Preference Stock within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to new Preference Stock, unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the new Preference Stock are credited on the record date (identified in a listing attached to the Omnibus Proxy).

   Payments on the new Preference Stock will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the Company or Southern Company Services, Inc. on the relevant payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such Direct or Indirect Participant and not of DTC, its nominee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to

                                      S-8

Cede & Co. (or such nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

   Except as provided herein, a Beneficial Owner of the global new Preference Stock will not be entitled to receive physical delivery of the new Preference Stock. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the new Preference Stock. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global new Preference Stock.

   DTC may discontinue providing its services as securities depositary with respect to the new Preference Stock at any time by giving reasonable notice to the Company or Southern Company Services, Inc. Under such circumstances, in the event that a successor securities depositary is not obtained, new Preference Stock certificates are required to be printed and delivered to the holders of record. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the new Preference Stock will be printed and delivered to the holders of record.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof. The Company has no responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                                      S-9

                                 UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement dated the date hereof, the Company has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters severally has agreed to purchase the number of shares of new Preference Stock set forth opposite its name below:

                                             Number of
                                             Shares of
                                           new Preference
                      Name                     Stock
                      ----                 --------------
                      Lehman Brothers Inc.
                                              -------
                         Total............    550,000
                                              =======

   The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the new Preference Stock are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The Underwriters are obligated to take and pay for all of the shares of the new Preference Stock if any are taken.

   The Underwriters propose initially to offer all or part of the new Preference Stock to the public at the public offering price set forth on the cover page of this Prospectus Supplement and may offer the new Preference Stock to certain securities dealers at such price less a concession not in excess of
$      per share of the new Preference Stock. The Underwriters may allow, and
such dealers may reallow, a discount not in excess of $      per share of the
new Preference Stock to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

   The new Preference Stock is a new issue of securities with no established trading market. The new Preference Stock will not be listed on any securities exchange or on any automated dealer quotation system. The Underwriters may make a market in the new Preference Stock after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the new Preference Stock that an active public market for the new Preference Stock will develop. If an active public trading market for the new Preference Stock does not develop, the market price and liquidity of the new Preference Stock may be adversely affected.

   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The underwriting discount to be paid to the Underwriters by the Company with
this offering will be $      per share of new Preference Stock, for a total of
$      . In addition, the Company estimates that it will incur other offering
expenses of approximately $      .

   The Company has agreed, during the period of 15 days from the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for the sale of or otherwise dispose of any new shares of the Preference Stock, any security convertible into or exchangeable into or exercisable for shares of the new Preference Stock or any securities substantially similar to the new Preference Stock (except for the new Preference Stock issued pursuant to the Underwriting Agreement), without the prior written consent of Lehman Brothers Inc.

                                     S-10

   In order to facilitate the offering of the new Preference Stock, the Underwriters or their affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the new Preference Stock. Specifically, the Underwriters or their affiliates may over-allot in connection with this offering, creating short positions in the new Preference Stock for their own accounts. In addition, to cover over-allotments or to stabilize the price of the new Preference Stock, the Underwriters or their affiliates may bid for and purchase new Preference Stock in the open market. Finally, the Underwriters or their affiliates may reclaim selling concessions allowed to a dealer for distributing new Preference Stock in this offering, if the Underwriters or their affiliates repurchase previously distributed new Preference Stock in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the new Preference Stock above independent market levels. The Underwriters and their affiliates are not required to engage in these activities and may end any of these activities at any time without notice.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

   Neither the Company nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the new Preference Stock. In addition, neither the Company nor any Underwriter makes any representation that such transactions will be engaged in or that such transactions, once commenced, will not be discontinued without notice.

   It is expected that delivery of the new Preference Stock will be made,
against payment for the new Preference Stock, on or about November   , 2005,
which will be the            business day following the date of pricing of the
new Preference Stock. Under Rule 15c6-1 under the 1934 Act, purchases or sales of securities in the secondary market generally are required to settle within three business days (T+3), unless the parties to any such transactions expressly agree to otherwise. Accordingly, purchasers of the new Preference Stock who wish to trade the new Preference Stock on the date of this Prospectus
Supplement or the next [      ] succeeding business days will be required,
because the new Preference Stock initially will settle within          business
days (T+ ), to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the new Preference Stock who wish to trade on the date of this Prospectus Supplement or the next succeeding business days should consult their own legal advisors.

   The Underwriters and their affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed and may perform investment banking and/or commercial banking services for, the Company and its affiliates in the ordinary course of business, for which they have received and will receive customary compensation.

                                    EXPERTS

   The financial statements and the related financial statement schedule as of and for the three years ended December 31, 2004 incorporated in this Prospectus Supplement and the accompanying Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's change in its method of accounting for asset retirement obligations), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     S-11

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION DATED NOVEMBER 4, 2005

PROSPECTUS

                                 $140,000,000

                              Gulf Power Company

                            Class A Preferred Stock

                               Preference Stock
                Depositary Preference Shares, each representing
                   a fraction of a share of Preference Stock

                                 Senior Notes

                           Junior Subordinated Notes

                               -----------------

                          Gulf Power Capital Trust V
                          Gulf Power Capital Trust VI
                          Trust Preferred Securities
   Fully and unconditionally guaranteed, as set forth in this Prospectus, by
                              Gulf Power Company

                     a subsidiary of The Southern Company

                               -----------------

   We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.

   See "Risk Factors" on page 2 for information on certain risks related to the purchase of securities offered by this Prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    , 2005

                             ABOUT THIS PROSPECTUS

   This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process under the Securities Act of 1933, as amended (the "1933 Act"). Under the shelf process, Gulf Power Company (the "Company") may sell, in one or more transactions,

    .  Class A preferred stock (the "Class A Preferred Stock")

    .  preference stock (the "Preference Stock")

    . depositary preference shares, each representing a fraction of a share of Preference Stock (the "Depositary Shares")

    .  senior notes (the "Senior Notes")

    .  junior subordinated notes (the "Junior Subordinated Notes")

and Gulf Power Capital Trust V and Gulf Power Capital Trust VI (individually, a "Trust" and collectively, the "Trusts") may sell

    . trust preferred securities or capital securities (the "Preferred Securities")

in one or more offerings up to a total dollar amount of $140,000,000. This Prospectus provides a general description of those securities. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering ("Prospectus Supplement"). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with additional information under the heading "Available Information."

                                 RISK FACTORS

   Investing in the Company's securities involves risk. Please see the risk factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, along with disclosure related to the risk factors contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, which are all incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus. The risks and uncertainties described are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business operations, its financial results and the value of its securities.

                             AVAILABLE INFORMATION

   The Company and the Trusts have filed with the Commission a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments of the Registration Statement and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is made.

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance with the 1934 Act files reports and other information with the

                                      2

Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. In addition, reports and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   No separate financial statements of any Trust are included in this Prospectus. The Company considers that such statements would not be material to holders of the Preferred Securities because each Trust has no independent operations and exists for the sole purpose of investing the proceeds of the sale of its Trust Securities (as defined below) in Junior Subordinated Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated by reference in this Prospectus and made a part of this Prospectus:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

      (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

      (c) the Company's Current Reports on Form 8-K dated February 2, 2005, February 21, 2005, May 5, 2005, August 11, 2005, October 10, 2005 and
   October 27, 2005.

   All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement and subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference in this Prospectus but not delivered with this Prospectus (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference in this Prospectus). Such requests should be directed to Susan D. Ritenour, Secretary and Treasurer, Gulf Power Company, One Energy Place, Pensacola, Florida 32520, telephone: (850) 444-6111.

                              GULF POWER COMPANY

   The Company was organized under the laws of the State of Maine on November 2, 1925, and was admitted to do business in Florida on January 15, 1926, in Mississippi on October 25, 1976 and in Georgia on November 20, 1984. Effective as of November 2, 2005, the Company is domesticated as a Florida corporation. Under applicable laws of the State of Florida and the State of Maine, the Company's legal existence was uninterrupted, with only its state of incorporation changed. The principal executive offices of the Company are located at 500 Bayfront Parkway, Pensacola, Florida 32520, and the telephone number is (850) 444-6111.

   The Company is a wholly owned subsidiary of The Southern Company, a holding company registered under the Public Utility Holding Company Act of 1935, as amended. The Company is engaged, within the northwestern

                                      3

portion of the State of Florida, in the generation and purchase of electricity and the distribution and sale of such electricity at retail in 71 communities (including Pensacola, Panama City and Fort Walton Beach), as well as in rural areas, and at wholesale to a nonaffiliated utility and a municipality.

                             SELECTED INFORMATION

   The following material, which is presented in this Prospectus solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated in this Prospectus by reference or elsewhere in this Prospectus, is qualified in its entirety by reference to those documents and, therefore, should be read together with those documents.

                              Gulf Power Company

Business....................  Generation, transmission, distribution and sale of electric energy

Service Area................  Approximately 7,400 square miles within the northwestern portion of the State of Florida

Customers at December 31,
  2004......................  395,774

Generating Capacity at
  December 31, 2004
  (kilowatts)...............  2,711,900

Sources of Generation during
2004 (kilowatt-hours).......  Coal (84%), Gas (16%)

                                Certain Ratios

   The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for the periods indicated.

                                                                                     Nine Months
                                                           Year Ended December 31,      Ended
                                                           ------------------------ September 30,
                                                           2000 2001 2002 2003 2004    2005(1)
                                                           ---- ---- ---- ---- ---- -------------
Ratio of Earnings to Fixed Charges(2)..................... 3.38 3.64 3.52 3.86 3.93     4.85
Ratio of Earnings to Fixed Charges Plus Preferred Dividend
  Requirements (Pre-Income Tax Basis)(3).................. 3.34 3.60 3.50 3.83 3.90     4.81

--------
(1) Due to seasonal variations in the demand for energy, operating results for the nine months ended September 30, 2005 do not necessarily indicate operating results for the entire year.
(2) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Earnings Before Income Taxes" "Interest expense, net of amounts capitalized," "Interest expense to affiliate trusts," "Distributions on mandatorily redeemable preferred securities" and the debt portion of allowance for funds used during construction, and (ii) "Fixed Charges" consist of "Interest expense, net of amounts capitalized," "Interest expense to affiliate trusts," "Distributions on mandatorily redeemable preferred securities" and the debt portion of allowance for funds used during construction.
(3) In computing this ratio, "Preferred Dividend Requirements" represent the before tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

                                      4

                              RECENT DEVELOPMENTS

   On September 16, 2005, the Company issued a notice of redemption to the holders of all of the Company's outstanding preferred stock. The redemption was completed on October 17, 2005. The redemption was in connection with the Company's domestication as a corporation under the laws of the State of Florida.

                                  THE TRUSTS

   Each Trust is a statutory trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on April 7, 2003. Each Trust's business is defined in a trust agreement, executed by the Company, as Depositor, and the Delaware Trustee of each Trust. This trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Trust Agreement"). Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company will own all of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") of each Trust. The Trust Securities represent undivided beneficial interests in the assets of the respective Trusts. Each Trust exists for the exclusive purposes of (i) issuing its Trust Securities representing undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds of its Trust Securities in a related series of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental to these purposes. The payment of periodic cash distributions on the Preferred Securities of each Trust and payments on liquidation and redemption with respect to the Preferred Securities of each Trust, in each case to the extent each Trust has funds legally and immediately available for these purposes, will be guaranteed by the Company (individually, a "Guarantee" and collectively, the "Guarantees") to the extent set forth under "Description of the Guarantees."

   Each Trust's business and affairs will be conducted by its trustees, which shall be appointed by the Company as the holder of the Common Securities: two officers of the Company as Administrative Trustees; JPMorgan Chase Bank, N.A. as Property Trustee; and Chase Bank USA, National Association as Delaware Trustee (collectively, the "Securities Trustees"). The Property Trustee of each Trust will act as the indenture trustee with respect to such Trust for purposes of compliance with the provisions of the 1939 Act.

   The principal place of business of each Trust shall be c/o the Company, 500 Bayfront Parkway, Pensacola, Florida 32520, telephone (850) 444-6111, Attn:
Treasurer.

   Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for further information concerning such Trust.

                      ACCOUNTING TREATMENT OF THE TRUSTS

   For financial reporting purposes, each Trust is a variable interest entity. The Company does not meet the definition of primary beneficiary and therefore accounts for its investment in each Trust under the equity method in accordance with Financial Accounting Standards Board Interpretation No. 46R, "Consolidation of Variable Interest Entities." The Junior Subordinated Notes payable to each Trust will be presented as a separate line item in the Company's balance sheet. Interest payable on the Junior Subordinated Notes will be reflected as a separate line item on the Company's income statement and appropriate disclosures concerning the Preferred Securities, the Guarantees and the Junior Subordinated Notes will be included in the notes to the Company's financial statements.

                                      5

                                USE OF PROCEEDS

   Each Trust will invest the proceeds received from the sale of its Preferred Securities in Junior Subordinated Notes. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from such investment and any proceeds received from the sale of its Class A Preferred Stock, its Preference Stock, its Depositary Shares or its Senior Notes or other sales of its Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.

                  DESCRIPTION OF THE CLASS A PREFERRED STOCK

   Set forth below is a description of the general terms of the Class A Preferred Stock. The statements in this Prospectus concerning the Class A Preferred Stock are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation of the Company (the "Charter") and the amendments thereto, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part for complete statements and for the definitions of various terms. The general provisions which apply to the preferred stock of the Company of all classes, which are now or may at a later time be authorized or created, are set forth in the Charter.

General

   Each series of the Class A Preferred Stock, par value $25 per share, is to be created by the Board of Directors of the Company through an amendment to the Charter, a copy of which will be filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

   As of October 31, 2005, there were no outstanding shares of the Class A Preferred Stock or the Company's Preferred Stock, par value $100 per share (the "Preferred Stock"). The Class A Preferred Stock ranks on a parity with the Preferred Stock with respect to dividends and amounts payable upon liquidation, dissolution or winding up of the Company. The Class A Preferred Stock and the Preferred Stock rank senior to the Preference Stock, the Company's common stock and any other securities the Company may issue in the future that by their terms rank junior to the Class A Preferred Stock and the Preferred Stock, with respect to dividends and amount payable upon liquidation, dissolution or winding up of the Company. All shares of the Class A Preferred Stock will rank on a parity with respect to dividends and amounts payable upon liquidation, dissolution or winding up of the Company.

   The Class A Preferred Stock will not be subject to further calls or assessment by the Company.

   Any proposed listing of the Class A Preferred Stock on a securities exchange will be described in the applicable Prospectus Supplement.

Transfer Agent and Registrar

   Unless otherwise indicated in the applicable Prospectus Supplement, the transfer agent for the Class A Preferred Stock will be Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, which will also serve as the registrar.

Dividend Rights and Provisions

   Dividends on the Class A Preferred Stock are payable, when and if declared by the Board of Directors, at the rate per annum determined for each respective series. Unless otherwise indicated in the applicable Prospectus

                                      6

Supplement, dividends will be payable to holders of record of the Class A Preferred Stock as they appear on the books of the Company on the record dates fixed by the Board of Directors.

   So long as any shares of the Preferred Stock or the Class A Preferred Stock are outstanding, no dividends may be declared or paid upon or set apart for the Preference Stock, common stock or any other class of stock of the Company over which the Preferred Stock and the Class A Preferred Stock have a preference as to the payment of dividends, unless: (1) full dividends on all shares of cumulative Preferred Stock and cumulative Class A Preferred Stock for all past dividend periods have been paid or declared and a sum sufficient for the payment thereof has been set apart and full dividends on such Preferred Stock and Class A Preferred Stock for the then current dividend period have been or concurrently are declared; and (2) full dividends for the then current dividend period on all shares of non-cumulative Preferred Stock and non-cumulative Class A Preferred Stock have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set aside.

   The applicable Prospectus Supplement will set forth the dividend rate provisions of the Class A Preferred Stock, including the payment dates and the rate or rates, or the method of determining the rate or rates (which may involve periodic dividend rate settings through remarketing or auction procedures or pursuant to one or more formulae, as described in the applicable Prospectus Supplement), and whether dividends shall be cumulative and, if so, from which date or dates.

Redemption Provisions

   The redemption provisions applicable to the Class A Preferred Stock, including any restrictions on the repurchase or redemption of shares of the Class A Preferred Stock by the Company while there is any arrearage in the payment of dividends on other outstanding securities of the Company, will be described in the applicable Prospectus Supplement.

Voting Rights

   The applicable Prospectus Supplement will describe the voting rights for each series of the Class A Preferred Stock.

Liquidation Rights

   Upon voluntary or involuntary liquidation, the holders of the Preferred Stock and the Class A Preferred Stock of each series, without preference among series, are entitled to receive the amount specified to be payable on the shares of such series before any distribution of assets may be made to the holders of the Preference Stock, the Depositary Shares and the Company's common stock. Available assets, if insufficient to pay such amounts to the holders of the Preferred Stock and the Class A Preferred Stock, are to be distributed pro rata to the payment, first of the amount per share payable in the event of involuntary liquidation, second of accrued dividends, if any, and third of any premium.

Sinking Fund

   The terms and conditions of a sinking or purchase fund, if any, for the benefit of the holders of the Class A Preferred Stock will be set forth in the applicable Prospectus Supplement.

Other Rights

   The holders of the Class A Preferred Stock do not have any pre-emptive or conversion rights, except as otherwise described in the applicable Prospectus Supplement.

                                      7

                      DESCRIPTION OF THE PREFERENCE STOCK

   Set forth below is a description of the general terms of the Preference Stock. The statements in this Prospectus concerning the Preference Stock are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by reference to the Charter and the amendments thereto, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part or incorporated by reference in the Registration Statement, for complete statements and for the definitions of various terms. The general provisions which apply to the Preference Stock of the Company of all classes, which are now or may later be authorized or created, are set forth in the Charter.

General

   Each series of the Preference Stock, par value $100 per share, is to be created by the Board of Directors of the Company through an amendment to the Charter, a copy of which will be filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

   As of October 31, 2005, there were no outstanding shares of the Preference Stock. In addition, as of October 31, 2005, there were no outstanding shares of the Preferred Stock or the Class A Preferred Stock. The Preference Stock ranks junior to the Preferred Stock and the Class A Preferred Stock with respect to dividends and amounts payable upon liquidation, dissolution or winding up of the Company. The Preference Stock ranks senior to the Company's common stock and to any other securities the Company may issue in the future that by their terms rank junior to the Preference Stock, with respect to dividends and amounts payable upon liquidation, dissolution or winding up of the Company. All shares of the Preference Stock will rank on a parity with respect to dividends and amounts payable upon liquidation, dissolution or winding up of the Company.

   The Preference Stock will not be subject to further calls or to assessment by the Company.

   Any proposed listing of the Preference Stock on a securities exchange will be described in the applicable Prospectus Supplement.

Transfer Agent and Registrar

   Unless otherwise indicated in the applicable Prospectus Supplement, the transfer agent for the Preference Stock will be Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, which will also serve as the registrar.

Dividend Rights and Provisions

   Dividends on the Preference Stock are payable, when and if declared by the Board of Directors, at the rate per annum determined for each respective series. Unless otherwise indicated in the applicable Prospectus Supplement, dividends will be payable to holders of record of the Preference Stock as they appear on the books of the Company on the record date fixed by the Board of Directors.

   So long as any shares of the Preferred Stock or the Class A Preferred Stock are outstanding, no dividends may be declared or paid upon or set apart for the Preference Stock, common stock or any other class of stock of the Company over which the Preferred Stock and the Class A Preferred Stock have a preference as to the payment of dividends, unless: (1) full dividends on all shares of cumulative Preferred Stock and cumulative Class A Preferred Stock for all past dividend periods have been paid or declared and a sum sufficient for the payment thereof has been set apart and full dividends on such Preferred Stock and Class A Preferred Stock for the then current dividend period have been or concurrently are declared; and (2) full dividends for the then current dividend period on all shares of non-cumulative Preferred Stock and non-cumulative Class A Preferred Stock have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set aside.

                                      8

   The applicable Prospectus Supplement will set forth the dividend rate provisions of the Preference Stock, including the payment dates and the rate or rates, or the method of determining the rate or rates (which may involve periodic dividend rate settings through remarketing or auction procedures or pursuant to one or more formulae, as described in the applicable Prospectus Supplement), and whether dividends shall be cumulative and, if so, from which date or dates.

Redemption Provisions

   The redemption provisions applicable to the Preference Stock, including any restrictions on the repurchase or redemption of shares of the Preference Stock by the Company while there is any arrearage in the payment of dividends on other outstanding securities of the Company, will be described in the applicable Prospectus Supplement.

Voting Rights

   The applicable Prospectus Supplement will describe the voting rights for each series of the Preference Stock.

Liquidation Rights

   Upon voluntary or involuntary liquidation, the holders of the Preference Stock of each series, without preference among series, are entitled to receive, out of the Company's assets available for distribution to the holders of the Preference Stock following the satisfaction of all claims ranking senior to the Preference Stock, including the claims of the holders of any outstanding shares of the Preferred Stock or the Class A Preferred Stock, the amount specified as payable on the shares of such series before any distribution of assets may be made to the holders of the Company's common stock. Available assets, if insufficient to pay such amounts to the holders of the Preference Stock, are to be distributed pro rata to the payment, first of the amount per share payable in the event of involuntary liquidation, second of accrued dividends, if any, and third of any premium.

Sinking Fund

   The terms and conditions of a sinking or purchase fund, if any, for the benefit of the holders of the Preference Stock will be set forth in the applicable Prospectus Supplement.

Other Rights

   The holders of the Preference Stock do not have any pre-emptive or conversion rights, except as otherwise described in the applicable Prospectus Supplement.

                     DESCRIPTION OF THE DEPOSITARY SHARES

   Set forth below is a description of the general terms of the Depositary Shares. The statements in this Prospectus concerning the Depositary Shares and the Deposit Agreement (as defined below) are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by express reference to the Deposit Agreement (which contains the form of Depositary Receipt (as defined below)), a form of which is an exhibit to the Registration Statement of which this Prospectus forms a part or incorporated by reference to the Registration Statement.

General

   The Company may, at its option, elect to offer Depositary Shares. Each Depositary Share will represent a fraction of a share of Preference Stock as described in the Prospectus Supplement. The shares of Preference Stock represented by the Depositary Shares will be deposited under a Deposit Agreement (the

                                      9

"Deposit Agreement"), among the Company, the Depositary named in the Deposit Agreement (the "Depositary") and all holders from time to time of the depositary receipts (the "Depositary Receipts") issued under the Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preference Stock (including dividend, voting and liquidation rights) and subject, proportionately, to all of the limitations of the Preference Stock contained in the Charter summarized under "Description of the Preference Stock" in this Prospectus. The Depositary Shares are evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

   Any proposed listing of the Depositary Shares on a securities exchange will be described in the Prospectus Supplement.

Issuance of Depositary Receipts

   Immediately following the issuance of the Preference Stock, the Company will deposit the Preference Stock with the Depositary, which will then execute and deliver the Depositary Receipts to the Company. The Company will, in turn, deliver the Depositary Receipts to the underwriters or purchasers. Depositary Receipts will be issued evidencing only whole Depositary Shares.

Withdrawal of Preference Stock

   Upon surrender of Depositary Receipts at the corporate trust office of the Depositary, the owner of the Depositary Shares evidenced by such Depositary Receipts is entitled to delivery at such office of certificates evidencing the number of shares of Preference Stock (but only in whole shares of Preference Stock) represented by such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of Preference Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Company does not expect that there will be any public trading market for the Preference Stock, except as represented by the Depositary Shares.

Redemption of Depositary Shares

   The Depositary Shares will be redeemed, upon not less than 15 nor more than 60 days' notice, using the cash proceeds received by the Depositary resulting from the redemption, in whole or in part, at the Company's option, but subject to the applicable terms and conditions, of shares of Preference Stock held by the Depositary. The redemption price per Depositary Share will be equal to the fraction of the redemption price per share applicable to the Preference Stock. Whenever the Company redeems shares of the Preference Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preference Stock so redeemed. If less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be) or by lot or by such other equitable method as the Depositary may determine.

Dividends and Other Distributions

   The Depositary will distribute all cash dividends or other cash distributions received in respect of Preference Stock to the record holders of Depositary Receipts in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders. In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Receipts entitled to such property, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes or otherwise required pursuant to law, regulation or court process.

                                      10

Record Date

   Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preference Stock or (ii) the Depositary shall receive notice of any meeting at which holders of Preference Stock are entitled to vote or of which holders of Preference Stock are entitled to notice, the Depositary shall in each such instance fix a record date (which shall be the record date fixed by the Company with respect to the Preference Stock) for the determination of the holders of Depositary Receipts who shall be entitled to (y) receive such dividend, distribution, rights, preferences or privileges or the net proceeds of such sale or (z) give instructions for the exercise of voting rights at such meeting or receive notice of such meeting.

Voting Preference Stock

   Upon receipt of notice of any meeting at which the holders of Preference Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Receipts. The record holders of Depositary Receipts on the record date (which will be the same date as the record date for the Preference Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preference Stock represented by their respective Depositary Receipts. The Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Preference Stock represented by such Depositary Receipts in accordance with such instructions, and the Company has agreed to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the Preference Stock to the extent it does not receive specific instructions from the holders of the Depositary Receipts.

Amendment and Termination of Deposit Agreement

   The form of the Depositary Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or modified in any respect by agreement between the Company and the Depositary. Any amendment which imposes any fees or charges (other than taxes, fees and charges provided for in the Deposit Agreement) on the holders of Depositary Receipts, or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not become effective as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Depositary Receipts. Every holder of an outstanding Depositary Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended. In no event may any amendment impair the right of the holder of any Depositary Receipt, subject to the conditions of the Deposit Agreement, to surrender such Depositary Receipt and receive the Preference Stock represented by such Depositary Receipt, except in order to comply with mandatory provisions of applicable law.

   Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Depositary will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders of Depositary Receipts and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue to collect dividends and other distributions pertaining to the Preference Stock and deliver Preference Stock together with such dividends and distributions and the net proceeds of any sale of any rights, preferences, privileges or other property in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the Preference Stock then held by it at public or private sale at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any

                                      11

other cash then held by it, without liability for interest, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered. Any such moneys unclaimed by the holders of Depositary Receipts more than two years from the date of termination of the Deposit Agreement will, upon request of the Company, be paid to it, and after such payment, the holders of Depositary Receipts entitled to the funds so paid to the Company shall look only to the Company for payment without interest. The Company does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary without appointing a successor depositary.

Charges of Depositary

   The Company will pay all charges of the Depositary including charges for the initial deposit of the Preference Stock and delivery of Depositary Receipts and withdrawals of Preference Stock by the holders of Depositary Receipts, except for taxes (including transfer taxes, if any) and such charges as are expressly provided in the Deposit Agreement to be at the expense of the persons depositing Preference Stock or holders of Depositary Receipts.

Miscellaneous

   The Depositary will make available for inspection by holders of Depositary Receipts at its corporate trust office any reports and communications received from the Company which are made generally available to the holders of Preference Stock by the Company.

   Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary and the Company under the Deposit Agreement are limited to performance in good faith of their duties under the Deposit Agreement, and they are not obligated to prosecute or defend any legal proceeding in respect of the Preference Stock, the Depositary Receipts or the Depositary Shares unless satisfactory indemnity is furnished. The Depositary and the Company may rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

   The Depositary may at any time resign or be removed by the Company, effective upon the acceptance by its successor of its appointment.

                        DESCRIPTION OF THE SENIOR NOTES

   Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture, dated as of January 1, 1998, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the "Senior Note Indenture Trustee"), as to be supplemented by a supplemental indenture to the Senior Note Indenture establishing the Senior Notes of each series (the Senior
Note Indenture, as so supplemented, is referred to as the "Senior Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the 1939 Act. Certain capitalized terms used in this Prospectus and not defined in this Prospectus are defined in the Senior Note Indenture.

General

   The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank equally with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all secured debt of the Company, including its first mortgage bonds, aggregating

                                      12

approximately $78,000,000 outstanding at September 30, 2005. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued under the Senior Note Indenture and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture. The Senior Note Indenture gives the Company the ability to reopen a previous issue of Senior Notes and issue additional Senior Notes of such series, unless otherwise provided.

   Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered by such Prospectus Supplement: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable;
(vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the denominations in which such Senior Notes shall be issuable; (ix) if other than the principal amount of the Senior Notes, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity of such Senior Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xi) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xii) any other terms of such Senior Notes.

   The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.

Events of Default

   The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Senior Notes of such series:

      (a) failure for 10 days to pay interest on the Senior Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

      (b) failure to pay principal or premium, if any, or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

      (c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

      (d) failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included in the Senior Note Indenture solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

      (e) certain events of bankruptcy, insolvency or reorganization of the Company.

   The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior

                                      13

Notes of such series may declare the principal amount of the Senior Notes due and payable immediately by notice in writing to the Company (and to the Senior
Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior
Note Indenture Trustee.

   The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Senior Note of such series affected.

Registration and Transfer

   The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption, or (ii) register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

Payment and Paying Agent

   Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

   Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

   All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will from that time forward look only to the Company for payment of such principal and interest.

Modification

   The Senior Note Indenture contains provisions permitting the Company and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series that is affected, to modify the Senior Note Indenture or the rights of the holders of the Senior

                                      14

Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount of any Senior Note or the rate of interest on any Senior Note or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest on any Senior Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Senior Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults under the Senior Note Indenture and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note that is affected.

   In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Senior Notes.

Consolidation, Merger and Sale

   The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Information Concerning the Senior Note Indenture Trustee

   The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Senior Note Indenture Trustee. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior
Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

   JPMorgan Chase Bank, N.A., the Senior Note Indenture Trustee, also serves as Subordinated Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

                                      15

Governing Law

   The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

   The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties of the Senior Note Indenture and their respective successors and assigns.

                 DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

   Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture, dated as of January 1, 1997, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the "Subordinated Note Indenture Trustee"), as to be supplemented by a supplemental indenture to the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the Subordinated Note Indenture, as so supplemented, is referred to as the "Subordinated Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used in this Prospectus and not defined in this Prospectus are defined in the Subordinated Note Indenture.

General

   The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued under the Subordinated Note Indenture and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives the Company the ability to reopen a previous issue of Junior Subordinated Notes and issue additional Junior Subordinated Notes of such series, unless otherwise provided.

   Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered by such Prospectus Supplement: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the denominations in which such Junior Subordinated Notes shall be issuable; (ix) if other than the principal amount of the Junior Subordinated Notes, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of

                                      16

acceleration of the maturity of such Junior Subordinated Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xi) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiii) any other terms of such Junior Subordinated Notes. The terms of each series of Junior Subordinated Notes issued to a Trust will correspond to those of the related Preferred Securities of such Trust as described in the Prospectus Supplement relating to such Preferred Securities.

   The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company.

Subordination

   The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined below)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

   The term "Senior Indebtedness" means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after the execution of the Subordinated Note Indenture, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for
(1) any such indebtedness that is by its terms subordinated to or that ranks equally with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

                                      17

   The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of September 30, 2005, Senior Indebtedness of the Company aggregated approximately $710,000,000.

Additional Interest

   "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

   The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time the Company shall be in default with respect to its payment or other obligations under the Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes, or (iii) if at such time an Event of Default under the Subordinated Note Indenture with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Guarantees) issued by the Company which rank equally with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassifications of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (ii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

   The Subordinated Note Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, the Company covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Subordinated Note Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause such Trust
(a) to remain a statutory trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Events of Default

   The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

      (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note

                                      18

   Indenture) in respect of the Junior Subordinated Notes, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

      (b) failure for 10 days to pay Additional Interest (as defined in clause
   (i) of the definition of Additional Interest in the Subordinated Note Indenture); or

      (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

      (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

      (e) failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

      (f) certain events of bankruptcy, insolvency or reorganization of the Company.

   The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount of the Junior Subordinated Notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series had been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

   A holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

   The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note of such series affected.

                                      19

Registration and Transfer

   The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

Payment and Paying Agent

   Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

   Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

   All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will from that time forward look only to the Company for payment of such principal and interest.

Modification

   The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series that is affected, to modify the Subordinated
Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount of any Junior Subordinated Note or the rate of interest (including Additional Interest) on any Junior Subordinated Note or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest on any Junior Subordinated Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Junior Subordinated Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note that is affected, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.

                                      20

   In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Junior Subordinated Notes.

Consolidation, Merger and Sale

   The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Information Concerning the Subordinated Note Indenture Trustee

   The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

   JPMorgan Chase Bank, N.A., the Subordinated Note Indenture Trustee, also serves as Senior Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

Governing Law

   The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

   The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

                                      21

                    DESCRIPTION OF THE PREFERRED SECURITIES

   Each Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating to the Preferred Securities. The Trust Agreement of each Trust will authorize the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities of such Trust. The Preferred Securities of each Trust will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Trust. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities of such Trust and the date or dates on which such distributions shall be payable; (iv) whether distributions on such Preferred Securities shall be cumulative and, in the case of Preferred Securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on such Preferred Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such Trust to the holders of the Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust;
(vi) the obligation, if any, of such Trust to purchase or redeem such Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation;
(vii) the voting rights, if any, of such Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Trust Agreement of such Trust; (viii) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the related Junior Subordinated Notes; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of such Preferred Securities not inconsistent with the Trust Agreement of such Trust or applicable law. All Preferred Securities offered by this Prospectus will be guaranteed by the Company to the extent set forth under "Description of the Guarantees." Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the Prospectus Supplement relating to the Preferred Securities.

                         DESCRIPTION OF THE GUARANTEES

   Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities of the respective Trusts from time to time. Each Guarantee will be qualified as an indenture under the 1939 Act. JPMorgan Chase Bank, N.A. will act as indenture trustee under each Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the respective Guarantees will be those set forth in such Guarantee and those made part of such Guarantee by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Preferred Securities to which it relates.

General

   Pursuant to each Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth in such Guarantee, to pay in full, to the holders of the related Preferred Securities, the Guarantee Payments (as defined below), to the extent not paid by, or on behalf of, the related Trust, regardless of any defense, right of set-off or counterclaim that the Company may have or assert against any person. The following payments or distributions with respect to the Preferred Securities of any Trust to the extent not paid or made by, or on behalf of, such Trust will be subject to the Guarantee related to the Preferred Securities (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities of such Trust but if and only if and to the extent that such Trust has funds legally and immediately available for these distributions, (ii) the

                                      22

redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by such Trust, but if and only to the extent such Trust has funds legally and immediately available to pay such Redemption Price, and
(iii) upon a dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of such Trust or the redemption of all of the Preferred Securities of such Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of such Trust to the date of payment, to the extent such Trust has funds legally and immediately available for such purpose, and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities of such Trust in liquidation of such Trust (the "Guarantee Payments"). The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

   Each Guarantee will be a guarantee of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of such Preferred Securities, but will not apply to the payment of distributions and other payments on such Preferred Securities when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. If the Company does not make interest payments on the Junior Subordinated Notes held by the Property Trustee under any Trust, such Trust will not make distributions on its Preferred Securities.

Subordination

   The Company's obligations under each Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank
(i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Notes, except those obligations or liabilities made equal or subordinate by their terms, (ii) equal to the most senior preferred or preference stock now issued by the Company or issued at a later date by the Company and with any guarantee now entered into by the Company or entered into at a later date by the Company in respect of any preferred or preference securities of any affiliate of the Company, and (iii) senior to all common stock of the Company. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance of the Preferred Securities agrees to the subordination provisions and other terms of the Guarantee related thereto. The Company has outstanding Preferred Stock that ranks equal to the Guarantees and common stock that ranks junior to the Guarantees.

   Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

Amendments and Assignment

   Except with respect to any changes that do not materially and adversely affect the rights of holders of the related Preferred Securities (in which case no consent will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of such outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

Termination

   Each Guarantee will terminate and be of no further force and effect as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of Junior Subordinated Notes to the holders of such Preferred Securities, or upon full payment of the amounts payable

                                      23

upon liquidation of the related Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid with respect to such Preferred Securities or under such Guarantee.

Events of Default

   An event of default under each Guarantee will occur upon the failure by the Company to perform any of its payment obligations under such Guarantee. The holders of a majority in liquidation amount of the Preferred Securities to which any Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities of any series may, by vote, on behalf of the holders of all the Preferred Securities of such series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

   The Guarantee Trustee, prior to the occurrence of any event of default with respect to any Guarantee and after the curing or waiving of all events of default with respect to such Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the related Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred by the Guarantee Trustee.

   JPMorgan Chase Bank, N.A., the Guarantee Trustee, also serves as Property Trustee, as Senior Note Indenture Trustee and as Subordinated Note Indenture Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

Governing Law

   Each Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Agreements as to Expenses and Liabilities

   Pursuant to an Agreement as to Expenses and Liabilities to be entered into by the Company under each Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom each Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such Trust, other than obligations of such Trust to pay to the holders of the related Preferred Securities or other similar interests in such Trust the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED NOTES AND
                                THE GUARANTEES

   As long as payments of interest and other payments are made when due on each series of Junior Subordinated Notes issued to a Trust, such payments will be sufficient to cover distributions and payments due

                                      24

on the related Trust Securities of such Trust primarily because (i) the aggregate principal amount of each series of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the related Trust Securities; (ii) the interest rate and interest and other payment dates on each series of Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the related Preferred Securities;
(iii) the Company shall pay for all costs and expenses of each Trust pursuant to the Agreements as to Expenses and Liabilities; and (iv) each Trust Agreement provides that the Securities Trustees thereunder shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

   Payments of distributions (to the extent funds for such purpose are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds for such purpose are legally and immediately available) will be guaranteed by the Company as and to the extent set forth under "Description of the Guarantees." If the Company does not make interest payments on any series of Junior Subordinated Notes, it is not expected that the related Trust will have sufficient funds to pay distributions on its Preferred Securities. Each Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the related Trust has sufficient funds legally and immediately available for the payment of such distributions.

   If the Company fails to make interest or other payments on any series of Junior Subordinated Notes when due (taking into account any extension period as described in the applicable Prospectus Supplement), the Trust Agreement provides a mechanism that allows the holders of the related Preferred Securities to appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes of such series, including proceeding directly against the Company to enforce such Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under any series of Junior Subordinated Notes, to the fullest extent permitted by applicable law, any holder of related Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such series of Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

   If the Company fails to make payments under any Guarantee, such Guarantee provides a mechanism that allows the holders of the Preferred Securities to which such Guarantee relates to direct the Guarantee Trustee to enforce its rights under such Guarantee. In addition, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

   Each Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by the Company of the payments due on the related series of Preferred Securities.

   Upon any voluntary or involuntary dissolution, winding-up or termination of any Trust, unless Junior Subordinated Notes of the related series are distributed in connection with such action, the holders of the Preferred Securities of such Trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the related series of Junior Subordinated Notes, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any

                                      25

stockholders of the Company receive payments or distributions. Because the Company is guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the related Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Junior Subordinated Notes of the related series relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

   A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default of Senior Indebtedness has been cured or waived. Failure to make required payments on the Junior Subordinated Notes of any series would constitute an Event of Default under the Subordinated Note Indenture with respect to the Junior Subordinated Notes of such series except that failure to make interest payments on the Junior Subordinated Notes of such series will not be an Event of Default during an extension period as described in the applicable Prospectus Supplement.

                             PLAN OF DISTRIBUTION

   The Company may sell the Class A Preferred Stock, the Preference Stock, the Depositary Shares, the Senior Notes and the Junior Subordinated Notes and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities will set forth the terms of the offering of such Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities, including the name or names of any underwriters or agents, the purchase price of such Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities and the proceeds to the Company or the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities may be listed.

   If underwriters participate in the sale, such Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities, if any are purchased.

   Underwriters and agents may be entitled under agreements entered into with the Company and/or the applicable Trust to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

   Each series of Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities will be a new issue of securities and will have no established trading

                                      26

market. Any underwriters to whom Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities are sold for public offering and sale may make a market in such Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Class A Preferred Stock, Preference Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

   Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Company and the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trusts. The validity of the Class A Preferred Stock, the Preference Stock, the Depositary Shares, the Senior Notes, the Junior Subordinated Notes, the Guarantees and certain matters relating to such securities will be passed upon on behalf of the Company by Beggs & Lane, a Registered Limited Liability Partnership, Pensacola, Florida, and by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York. From time to time, Dewey Ballantine LLP acts as counsel to affiliates of the Company for some matters.

                                    EXPERTS

   The financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company's change in its method of accounting for asset retirement obligations), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                      27

[LOGO]
GULF
  POWER
A SOUTHERN COMPANY



                                550,000 Shares


                            % Series Preference Stock
                   Non-Cumulative, Par Value $100 Per Share


                              -------------------

                             PROSPECTUS SUPPLEMENT
                               November   , 2005

                              -------------------

                                LEHMAN BROTHERS

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Company are as follows:

   Securities and Exchange Commission registration fee.............. $ 16,478
   Fees and expenses of trustees and/or Transfer Agent and Registrar   20,000
   Listing fees of New York Stock Exchange..........................   59,000
   Printing expenses................................................   90,000
   Rating Agency fees...............................................  308,000
   Services of Southern Company Services, Inc.......................   80,000
   Fees and expenses of counsel.....................................  200,000
   Blue sky fees and expenses.......................................   20,000
   Fees of accountants..............................................  140,000
   Miscellaneous expenses...........................................   56,522
                                                                     --------
          Total..................................................... $990,000
                                                                     ========

--------
* Each Prospectus Supplement will reflect estimated expenses of the Company based upon the amount of the related offering.

Item 15.  Indemnification of Directors and Officers.

   The Florida Business Corporation Act, as amended (the "FBCA"), provides that a corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to such proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including the appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and provided further that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. The FBCA provides that expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by such officer or director to repay such amounts if he or she is ultimately found not to be entitled to indemnification. The FBCA provides that a corporation may make any other or further indemnification or advancement of expenses of any of its officers, directors, agents or employees under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, provided that indemnification is not permitted if a judgment or final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action and constitute: (i) a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director, officer,

                                     II-1

employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director is liable for an unlawful distribution under the FBCA; or (iv) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation.

   Section 20 of the Bylaws of the Company provides in pertinent part as follows:

      To the fullest extent permitted by law, the Company shall indemnify any person made, or threatened to be made, a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer or was an employee of the Company holding one or more management positions through and inclusive of managers (but not positions below the level of manager) or any such person is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses and liabilities reasonably incurred in connection with such claim, action, suit or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such person shall also be entitled to advancement of expenses incurred in defending a proceeding in advance of its final disposition to the full extent permitted by law, subject to the conditions imposed by law and subject to providing the Company a written undertaking by or on behalf of such person to pay amounts advanced if it shall be ultimately determined that such person was not entitled to be indemnified by the Company under this Section or otherwise. Nothing herein shall restrict the power of the Company to provide indemnification or advancement of expenses to other employees or agents of the Company as otherwise permitted by law.

      The right of indemnification under this Section shall be a contract right inuring to the benefit of the person entitled to be indemnified hereunder and no amendment or repeal of this Section shall adversely affect any right of such person existing at the time of such amendment or repeal. The indemnification provided hereunder shall inure to the benefit of the heirs, executors, personal and legal representatives, and administrators or a person entitled to indemnification hereunder.

      The right of indemnification under this Section shall be in addition to and not exclusive of all other rights to which persons entitled to indemnification hereunder may be entitled. Nothing contained in this Section shall affect any rights to indemnification to which persons may be entitled by contract or otherwise under law.

   The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

                                     II-2

Item 16.  Exhibits.

Exhibit
Number
-------
1.1     --Form of Underwriting Agreement relating to the Class A Preferred Stock.*
1.2     --Form of Underwriting Agreement relating to the Preference Stock.*
1.3     --Form of Underwriting Agreement relating to the Depositary Shares.*
1.4     --Form of Underwriting Agreement relating to the Senior Notes.*
1.5     --Form of Underwriting Agreement relating to the Junior Subordinated Notes.*
1.6     --Form of Underwriting Agreement relating to the Preferred Securities.*
4.1     --Senior Note Indenture between Gulf Power Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (Designated in Form 8-K dated June 17, 1998,
          File No. 0-2429, as Exhibits 4.1 and 4.2, in Form 8-K dated August 17, 1999, File No. 0-2429, as
          Exhibit 4.2, in Form 8-K dated July 31, 2001, File No. 0-2429, as Exhibit 4.2, in Form 8-K dated
          October 5, 2001, File No. 0-2429, as Exhibit 4.2, in Form 8-K dated January 18, 2002, File No. 0-
          2429, as Exhibit 4.2 and in Form 8-K dated March 21, 2003, File No. 0-2429, as Exhibit 4.2, in
          Form 8-K dated July 10, 2003, File No. 0-2429, as Exhibits 4.1 and 4.2, in Form 8-K dated
          September 5, 2003, File No. 0-2429, as Exhibit 4.1, Form 8-K, dated April 6, 2004, File No. 0-
          2429, as Exhibit 4.1 and in Form 8-K, dated August 11, 2005, File No. 0-2429, as Exhibit 4.1).
4.2     --Form of Supplemental Indenture to Senior Note Indenture to be used in connection with the issuance of Senior Notes.*
4.3     --Subordinated Note Indenture between Gulf Power Company and JPMorgan Chase Bank, N.A.
          (formerly known as The Chase Manhattan Bank), as Trustee (Designated in Form 8-K dated
          January 27, 1997, File No. 0-2429, as Exhibits 4.1 and 4.2, in Form 8-K dated July 28, 1997, File
          No. 0-2429, as Exhibit 4.2, in Form 8-K dated January 13, 1998, File No. 0-2429, as Exhibit 4.2, in Form 8-K dated November 8, 2001, File No. 0-2429, as Exhibit 4.2 and in Form 8-K dated
          December 5, 2002, File No. 0-2429, as Exhibit 4.2).
4.4     --Form of Supplemental Indenture to Subordinated Note Indenture to be used in connection with the issuance of Junior Subordinated Notes.*
4.5     --Amended and restated Articles of Incorporation of Gulf Power Company, effective as of
          November 2, 2005. (Designated in Form 8-K dated October 27, 2005, File No. 0-2429, as
          Exhibit 3.1).
4.6     --Form of Articles of Amendment to Charter establishing the Class A Preferred Stock.*
4.7     --Form of Articles of Amendment to Charter establishing the Preference Stock.*
4.8     --By-laws of Gulf Power Company as amended effective November 2, 2005, and as presently in effect. (Designated in Form 8-K dated October 27, 2005, File No. 0-2429, as Exhibit 3.2).
4.9-A   --Certificate of Trust of Gulf Power Capital Trust V (Designated in Registration No. 333-104449 as
          Exhibit 4.5-A).
4.9-B   --Certificate of Trust of Gulf Power Capital Trust VI (Designated in Registration No. 333-104449
          as Exhibit 4.5-B).
4.10-A  --Trust Agreement of Gulf Power Capital Trust V (Designated in Registration No. 333-104449 as
          Exhibit 4.6-A).
4.10-B  --Trust Agreement of Gulf Power Capital Trust VI (Designated in Registration No. 333-104449 as
          Exhibit 4.6-B).
4.11-A  --Form of Amended and Restated Trust Agreement of Gulf Power Capital Trust V (Designated in
          Registration No. 333-104449 as Exhibit 4.7-A).
4.11-B  --Form of Amended and Restated Trust Agreement of Gulf Power Capital Trust VI (Designated in
          Registration No. 333-104449 as Exhibit 4.7-B).
4.12-A  --Form of Preferred Security of Gulf Power Capital Trust V (included in Exhibit 4.11-A above).
4.12-B  --Form of Preferred Security of Gulf Power Capital Trust VI (included in Exhibit 4.11-B above).

                                     II-3

Exhibit
Number
-------
4.13    --Form of Senior Note (included in Exhibit 4.2 above).
4.14    --Form of Junior Subordinated Note (included in Exhibit 4.4 above).
4.15-A  --Form of Guarantee relating to Gulf Power Capital Trust V (Designated in Registration No. 333-
          104449 as Exhibit 4.11-A).
4.15-B  --Form of Guarantee relating to Gulf Power Capital Trust VI (Designated in Registration No. 333-
          104449 as Exhibit 4.11-B).
4.16-A  --Form of Agreement as to Expenses and Liabilities relating to Gulf Power Capital Trust V
          (included in Exhibit 4.11-A above).
4.16-B  --Form of Agreement as to Expenses and Liabilities relating to Gulf Power Capital Trust VI
          (included in Exhibit 4.11-B above).
4.17    --Form of Deposit Agreement with respect to the Depositary Shares (including the form of
          Depositary Receipt to be issued thereunder).*
5.1     --Opinion of Beggs & Lane, a Registered Limited Liability Partnership.
5.2     --Opinion of Troutman Sanders LLP.
5.3-A   --Opinion of Richards, Layton & Finger, P.A. relating to Gulf Power Capital Trust V.**
5.3-B   --Opinion of Richards, Layton & Finger, P.A. relating to Gulf Power Capital Trust VI.**
12.1    --Computation of ratio of earnings to fixed charges.
12.2    --Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-
          income tax basis).
23.1    --Consent of Deloitte & Touche LLP.**
23.2    --Consent of Beggs & Lane, a Registered Limited Partnership (included in Exhibit 5.1 above).
23.3    --Consent of Troutman Sanders LLP (included in Exhibit 5.2 above).
23.4    --Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.3-A and 5.3-B above).
24.1    --Powers of Attorney and Resolution.**
25.1    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase
          Bank, N.A., as Senior Note Indenture Trustee.**
25.2    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase
          Bank, N.A., as Subordinated Note Indenture Trustee.**
25.3    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase
          Bank, N.A., as Property Trustee, relating to Gulf Power Capital Trust V.**
25.4    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase
          Bank, N.A., as Guarantee Trustee, relating to Gulf Power Capital Trust V.**
25.5    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase
          Bank, N.A., as Property Trustee, relating to Gulf Power Capital Trust VI.**
25.6    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of JPMorgan Chase
          Bank, N.A., as Guarantee Trustee, relating to Gulf Power Capital Trust VI.**

   Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
--------
*  To be subsequently filed or incorporated by reference.
** Previously filed.

                                     II-4

Item 17.  Undertakings.

   (a) Undertaking related to Rule 415 offering:

      The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Undertaking related to acceleration of effectiveness:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful

                                     II-5

   defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrants hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
   (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     II-6

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Gulf Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 4/th/ day of November, 2005.

                                          GULF POWER COMPANY

                                                      SUSAN N. STORY,
                                          By:
                                               President and Chief Executive
                                                          Officer

                                                       WAYNE BOSTON,
                                          By:
                                                      Attorney-in-fact

   Pursuant to the requirements of the Securities Act of 1933, Gulf Power Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 4/th/ day of November, 2005.

                                          GULF POWER CAPITAL TRUST V

                                                     GULF POWER COMPANY
                                          By:
                                                         Depositor

                                                       WAYNE BOSTON,
                                          By:
                                                    Assistant Secretary

   Pursuant to the requirements of the Securities Act of 1933, Gulf Power Capital Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 4/th/ day of November, 2005.

                                          GULF POWER CAPITAL TRUST VI

                                                     GULF POWER COMPANY
                                          By:
                                                         Depositor

                                                       WAYNE BOSTON,
                                          By:
                                                    Assistant Secretary

                                     II-7

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of Gulf Power Company in the capacities and on the date indicated.

        Signature                    Title                        Date
        ---------                    -----                        ----

     SUSAN N. STORY             President, Chief
                                  Executive Officer
                                  and Director
                                  (Principal
                                  Executive Officer)

    RONNIE R. LABRATo           Vice
                                  President, Chief
                                  Financial Officer
                                  and
                                  Comptroller (Principal
                                  Financial and
                                  Accounting Officer)

C. LEDON ANCHORS  WILLIAM
     C. CRAMER, JR.             Directors
  FRED C. DONOVAN, SR.
    WINSTON E. SCOTT

      WAYNE BOSTON                                        November 4, 2005
By
     (Wayne Boston,
    Attorney-in-fact)

                                     II-8